UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On March 31, 2010, Broadridge Financial Solutions, Inc. (the “Company”) entered into an Information Technology Services Agreement (the “IT Services Agreement”) with International Business Machines Corporation (“IBM”), under which IBM will provide certain aspects of the Company’s information technology infrastructure that are currently provided under a data center outsourcing agreement by the Company’s former parent company, Automatic Data Processing, Inc. As a result of this IT Services Agreement, the Company expects to enhance the capabilities realized from its technology infrastructure.

Under the IT Services Agreement, IBM will provide a broad range of technology services to the Company including supporting its mainframe, server, network and data center operations, as well as providing disaster recovery services. The Company has the option of incorporating additional services into the agreement over time. The IT Services Agreement has an initial term of ten years, and the Company has the right to renew for up to an additional 12-month term.

To protect the Company’s expectations regarding IBM’s performance, the IT Services Agreement has performance standards and service levels that IBM must meet or exceed. If IBM fails to meet a given performance standard, the Company would, in certain circumstances, receive a credit against the charges otherwise due, or as to material breaches, have the right to terminate the agreement.

The Company has the right to terminate the IT Services Agreement for several reasons including for cause, for convenience, or in the event of a change of ownership control of IBM. However, several of the grounds for termination of the IT Services Agreement by the Company require the Company to pay a termination fee to IBM. IBM also has certain termination rights in the event of a material breach of the Company’s obligations under the IT Services Agreement and its failure to cure.

The Company expects to file a copy of the IT Services Agreement, redacted as to certain confidential information, as an exhibit to its Form 10-Q for the quarter ended March 31, 2010.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2010, the Company issued a press release announcing the execution of the IT Services Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2010

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name: Adam D. Amsterdam
Title: Vice President, General Counsel and Secretary